Audiovox to Expand its Satellite Radio Footprint Through New Hardware and Distribution Agreement with SIRIUS XM Satellite Radio

HAUPPAGUE, N.Y., Dec 30, 2008 /PRNewswire-FirstCall via COMTEX News Network/ -- Audiovox to become the #1 supplier of aftermarket satellite radio products

Audiovox Corporation (Nasdaq: VOXX). Audiovox Corporation today announced that it has reached an agreement in principle with SIRIUS XM Satellite Radio (Nasdaq: SIRI), whereby the Company will become the principal supplier of SIRIUS satellite radio products to the North American aftermarket, providing products to the major U.S. retailers. The agreement is subject to the completion of a final distribution agreement under which Audiovox will provide warehousing, distribution, logistics and related services for SIRIUS XM with respect to both SIRIUS and XM products.

This new agreement is in addition to the existing Master License Agreement that Audiovox has for XM products, which was entered into by Audiovox and XM in 2005.

Patrick Lavelle, President and CEO of Audiovox stated, "This is yet another major milestone for our Company as it further strengthens our leading position in the satellite radio category. Despite the current economic climate, satellite radio is still growing and we believe it will continue to be a prominent form of consumer entertainment. With this agreement, we expect our satellite radio sales to more than double next year with limited exposure. We look forward to partnering with SIRIUS XM in this next phase of their corporate evolution."

About Audiovox

Audiovox (Nasdaq: VOXX) is a recognized leader in the marketing of automotive entertainment, vehicle security and remote start systems, consumer electronics products and consumer electronics accessories. The company is number one in mobile video and places in the top ten of almost every category that it sells. Among the lines marketed by Audiovox are its mobile electronics products including mobile video systems, auto sound systems including satellite radio, vehicle security and remote start systems; consumer electronics products such as MP3 players, digital camcorders, DVRs, clock radios, portable DVD players, portable GPS, flat-panel TVs, extended range two-way radios, multimedia products like digital picture frames and home and portable stereos; consumer electronics accessories such as indoor/outdoor antennas, connectivity products, headphones, speakers, wireless solutions, remote controls, power & surge protectors and media cleaning & storage devices; Energizer-branded products for rechargeable batteries and battery packs for camcorders, cordless phones, digital cameras and DVD players, as well as for power supply systems, automatic voltage regulators and surge protectors. The company markets its products through an extensive distribution network that includes power retailers, 12-volt specialists, mass merchandisers and an OE sales group. The company markets products under the Audiovox, RCA, Jensen, Acoustic Research, Energizer, Advent, Code Alarm, TERK, Prestige and SURFACE brands. For additional information, visit our Web site at www.audiovox.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the wireless business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 29, 2008 and Form 10-Q for the fiscal second quarter ended August 31, 2008.

Audiovox Contact:
GW Communications
Glen Wiener, Tel: 212-786-6011
Email: gwiener@GWCco.com
SOURCE Audiovox Corporation
http://www.audiovox.com